UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2014

WeedHire International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1 Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

(877) 766-3050
Registrant’s telephone number, including area code

AnythingIT, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Convertible Notes to Coventry Enterprises, LLC

On November 12, 2014 (the “Closing Date”), WeedHire International, Inc., formerly known as AnythingIT, Inc. (“we,” “us,” “our,” or “Company”), entered into a securities purchase agreement (the “Coventry SPA”) with Coventry Enterprises, LLC (“Coventry”) (collectively, the “Parties”), whereby Coventry agreed to invest up to $100,000.00 into the Company in exchange for our issuance of two convertible promissory notes (“Note I” and “Note II”) (collectively, the “Notes”), each in the original principal amount of $50,000.00.  The Notes bear interest at a rate of 8% per annum.  All outstanding principal and accrued interest under the Notes is due and payable on November 12, 2015 (the “Notes Maturity Date”).

The Note I purchase price of $50,000.00 was paid to us in cash on November 17, 2014, minus $2,500 for legal fees.  Note I is convertible by Coventry into shares of our common stock (“Common Stock”) at any time on or after the Issuance Date.  The conversion price for each share is equal to the greater of: (i) 50% multiplied by the lowest trading price of the Common Stock on the relevant market for the 15 prior trading days, including the date on the applicable notice of conversion, or (ii) $0.00009 (“Notes Conversion Price”).  In the event that we are subject to a “DTC Chill,” the Notes Conversion Price during the time that the “DTC Chill” is in effect, will be equal to the greater of: (i) 40% multiplied by the lowest trading price of the Common Stock on the relevant market for the 15 prior trading days, including the date on the applicable notice of conversion, or (ii) $0.00009.  We may prepay Note I within 180 days of the Issuance Date by paying 150% of the outstanding principal plus any accrued but unpaid interest.

The Note II purchase price of $50,000.00 was initially paid to us by Coventry’s issuance of an offsetting promissory note (“Note III”) on the Issuance Date.  Note II is only convertible into shares of Common Stock at the Notes Conversion Price after full cash payment by Coventry to us of all principal and interest due under Note III.  Note II may not be prepaid by us.  However, if Note I is prepaid by us within 6 months of the Issuance Date, then all of Coventry’s obligations and our obligations under Note II and Note III will be deemed satisfied, and Note II and Note III will be cancelled in full.

If we do not repay the Notes by the Notes Maturity Date, then the total outstanding principal at that time will increase by 10%.  All amounts due under the Notes become immediately due and payable at Coventry’s sole discretion, upon the occurrence of an event of default, including but not limited to: (i) our failure to pay any amount due under the Notes, (ii) if our representations or warranties in the Notes are false or misleading in any material respect, (iii) our failure to perform material obligations under the Notes (subject to 10 day cure period), (iv) our insolvency, (v) our appointment of a trustee or liquidator for a substantial part of our business (subject to a 60 day cure period), (vi) a judgment against the Company in excess of $50,000.00 (subject to a cure period), (vii) our failure to deliver shares of Common Stock to Coventry within 3 business days of our receipt of the applicable notice of conversion, or (viii) failure to remain current in our reporting obligations under the Securities Exchange Act of 1934, (ix) or the removal of our common stock from quotation on the OTC Bulletin Board or similar over the counter quotation service.

The Notes also contain additional covenants, representations, and warranties that are customary of convertible promissory notes.

The foregoing descriptions of the Note I, Note II, and Coventry SPA are qualified in their entirety by reference to such Note I, Note II and Coventry SPA, which are filed hereto as Exhibits 4.1, 4.2, and 10.1, respectively, and are incorporated herein by reference.

Convertible Note from Coventry Enterprises, LLC

On the Issuance Date, Coventry issued Note III to us, which is a back end promissory in the original principal amount of $50,000.00, which bears simple interest at the rate of 8%, and has been initially secured by our issuance of Note II.  All outstanding principal and accrued interest on Note III is due and payable on May 12, 2015 (the “Note III Maturity Date”).  However, if Note II is cancelled by us as described above, then the Parties’ obligations under Note II and Note III will be cancelled in full.  Further, if we do not meet the “current information requirements” required under Rule 144 of the Securities Act, then Coventry has the option to cancel both Note II and Note III, and the Parties’ obligations under Note II and Note III will be cancelled in full.  Coventry may prepay Note III at any time.  Coventry may exchange Note III for other collateral with an appraised value of at least $50,000.00 by providing three days prior written notice to us, so long as we do not object within those three days.  All amounts due under Note III become immediately due and payable by Coventry upon the occurrence of an event of default, including but not limited to (i) Coventry’s failure to pay the amounts due at maturity, or (ii) the initiation of any bankruptcy or insolvency proceedings by or against Coventry.

The foregoing descriptions of the Note III is qualified in its entirety by reference to such Note III, which is filed hereto as Exhibit 4.3, respectively, and is incorporated herein by reference.

Convertible Note to KBM Worldwide, Inc.

On November 7, 2014 (the “Note IV Issuance Date”), we entered into a securities purchase agreement (the “KBM SPA”) with KBM Worldwide, Inc. (“KBM”), whereby KBM agreed to invest $33,000.00 into the Company in exchange for our issuance of a convertible promissory note (“Note IV”), in the original principal amount of $33,000.00 (the “Note IV Purchase Price”), which bears interest at 8% per annum.  All outstanding principal and accrued interest on Note IV is due and payable on August 11, 2015 (the “Note IV Maturity Date”).  The Note IV Purchase Price was paid in cash to us by KBM on November 12, 2014.  Any amount of principal or interest that is due under Note IV, which is not paid by the Note IV Maturity Date, will bear interest at the rate of 22% per annum until it is paid.  Note IV is convertible by KBM into shares of our Common Stock at any time during the conversion period, which begins 180 days after the Note IV Issuance Date and ends on the later of (i) the Note IV Maturity Date or the (ii) date of payment of the default amount.  The conversion price for each share is the greater of (i) 58% multiplied by the lowest average three day market price of the our common stock during the ten trading days prior to the relevant notice of conversion or (ii) $0.00004.

Note IV can be prepaid by us at a premium as follows: (a) between 0 and 30 days after the Note IV Issuance Date – 110% of the total outstanding amount; (b) between 31 and 60 days after the Note IV Issuance Date – 115% of the total outstanding amount; (c) between 61 and 90 days after the Note IV Issuance Date – 120% of the total outstanding amount; (d) between 91 and 120 days after the Note IV Issuance Date – 125% of the total outstanding amount; and (e) between 121 and 150 days after the Note IV Issuance Date – 130% of the total outstanding amount; and (f) between 151 and 180 days after the Note IV Issuance Date – 135% of the total outstanding amount.  After the initial 180 period post-issuance, we will no longer have the right of prepayment.

All amounts due under Note IV become immediately due and payable by us upon the occurrence of an event of default, including but not limited to (i) our failure to pay the amounts due at maturity, (ii) our failure to issue shares of Common Stock upon any conversion of Note IV, (iii) our breach of the covenants, representations or warranties under Note IV, (iv) our appointment of a trustee, (v) a judgment against us in excess of $50,000 (subject to a 20 day cure period), (vi) our liquidation, (vii) the filing of a bankruptcy petition by us or against us, (viii) our failure to remain current in our reporting obligations under the Securities Exchange Act of 1934, (ix) the removal of our common stock from quotation on the OTC Bulletin Board or similar over the counter quotation service, (x) a restatement of our financial statements for any period from two years prior to the Note IV Issuance Date until Note IV has been paid in full, or (xi) our effectuation of a reverse stock split without 20 days prior written notice to KBM.

The foregoing descriptions of Note IV and the KBM SPA are qualified in their entirety by reference to such Note IV and KBM SPA, which are filed hereto as Exhibits 4.4 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.                      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of aRegistrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02.                      Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.  We claim an exemption from the registration requirements of the Securities Act, for the private placement of Note I, Note II, and Note IV, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, Coventry and KBM are both accredited investors, Coventry and KBM acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 7.01                      Regulation FD Disclosure

On November 18, 2014, we issued a press release announcing that our common stock will be quoted on the OTCQB tier of the OTC Markets under our new trading symbol WDHR effective on November 18, 2014.

The information contained in Exhibit 99.1 attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                      Other Events.

The Financial Industry Regulatory Authority, Inc. has issued a new trading symbol for the Company: WDHR effective as of November 18, 2014.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
4.1	Convertible Promissory Note between AnythingIT, Inc. and Coventry Enterprises, LLC dated November 12, 2014.
4.2	Back End Convertible Promissory Note between AnythingIT, Inc. and Coventry Enterprises, LLC dated November 12, 2014.
4.3	Back End Promissory Note between AnythingIT, Inc. and Coventry Enterprises, LLC dated November 12, 2014.
4.4	Convertible Promissory Note between AnythingIT, Inc. and KBM Worldwide, Inc. dated November 7, 2014.
10.1	Securities Purchase Agreement between AnythingIT, Inc. and Coventry Enterprises, LLC dated November 12, 2014.
10.2	Securities Purchase Agreement between AnythingIT, Inc. and KBM Worldwide, Inc. dated November 7, 2014.
99.1	Press Release of Name Change to WeedHire International, Inc. (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYTHINGIT, INC.

Date: November 18, 2014	By:	/s/ David Bernstein
David Bernstein
Chief Executive Officer